Q1 ’15 Supplemental Information April 23, 2015

Non-GAAP Disclaimer The financial results disclosed in this presentation include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this presentation, Knowles has presented supplemental, non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes and non-GAAP diluted earnings per share to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non- GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its Board of Directors and executive management team focus on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables included in the first quarter 2015 earnings release. 2

Q1 ‘15 Financial Results Quarter over year ago period Q1FY15 Q1FY14 Revenue $238.6 million $273.4 million Gross Profit $53.8 million $83.1 million Non-GAAP Gross Profit $58.8 million $89.0 million (Loss) Earnings Before Interest and Income Taxes $(9.9) million $10.8 million Adjusted Earnings Before Interest and Income Taxes $8.6 million $32.1 million Diluted (loss) earnings per share $(0.19) $0.09 Non-GAAP Diluted earnings per share $0.06 $0.32 3

$273.4 $281.0 $300.8 $286.1 $238.6 $0 $60 $120 $180 $240 $300 $360 Q1FY14 Q2FY14 Q3FY14 Q4FY14 Q1FY15 Revenue $ M il li o n s 4

Adjusted EBIT $ Mi ll io n s $32.1 $21.5 $42.2 $17.6 $8.6 $0 $10 $20 $30 $40 $50 Q1FY14 Q2FY14 Q3FY14 Q4FY14 Q1FY15 5

Revenue by Segment (% of revenue) Mobile Consumer 60% Specialty Components 40% Q1 2015 Q1 2014 Mobile Consumer 56% Specialty Components 44% 6

Q2 ‘15 Projections (non-GAAP)* 7 Q2FY15E Revenue $240 million - $260 million Gross Margin 25 percent - 27 percent Adjusted EBIT Margin 3 percent – 5 percent EPS (diluted) $0.03 - $0.09 Shares Outstanding (diluted) 86.1 million *Projections as of 4/23/15; Q2 2015 GAAP results are expected to include $11 million in amortization of intangibles, $4 million to $6 million in production transfer related costs, approximately $4 million in stock based compensation, $3 million in restructuring costs, and related tax effects on these items.

Historical Segment Data

(in $ millions)

	Mobile Consumer Electronics					Specialty Components				
	Quarter Ended					Quarter Ended				
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Revenues	$ 134.7	$ 170.9	$ 182.5	$ 166.7	$ 164.0	$ 103.9	$ 115.2	$ 118.3	$ 114.3	$ 109.4
Gross Profit	$ 19.2	$ 22.2	$ 10.6	$ (4.8)	$ 41.9	$ 34.7	$ 41.6	$ 41.6	$ 38.5	$ 41.3
Stock-Based Compensation Expense	-	-	-	-	-	0.1	0.2	0.1	0.1	-
Fixed Asset and Related Inventory Charges	-	(1.0)	13.9	25.8	0.8	-	-	-	-	-
Restructuring Charges	0.1	0.6	1.5	13.5	-	(0.7)	1.6	3.2	2.9	-
Production Transfers Costs	2.4	2.9	5.4	2.4	1.7	3.0	2.3	3.0	3.4	3.4
Other	-	-	15.0	-	-	-	-	-	-	-
Non-GAAP Gross Profit	$ 21.7	$ 24.7	$ 46.4	$ 36.9	$ 44.4	$ 37.1	$ 45.7	$ 47.9	$ 44.9	$ 44.7
Non-GAAP Gross Profit as % of Revenues	*16.1%*	*14.5%*	*25.4%*	*22.1%*	*27.1%*	*35.7%*	*39.7%*	*40.5%*	*39.3%*	*40.9%*
Research and Development Expenses	$ 12.8	$ 14.3	$ 14.1	$ 14.4	$ 12.3	$ 6.8	$ 6.8	$ 6.9	$ 7.3	$ 6.9
Stock-Based Compensation Expense	(0.1)	0.1	(0.2)	(0.1)	-	(0.1)	-	-	(0.1)	-
Non-GAAP Research and Development Expenses	$ 12.7	$ 14.4	$ 13.9	$ 14.3	$ 12.3	$ 6.7	$ 6.8	$ 6.9	$ 7.2	$ 6.9
Non-GAAP Research and Development Expenses as % of Revenues	*9.4%*	*8.4%*	*7.6%*	*8.6%*	*7.5%*	*6.4%*	*5.9%*	*5.8%*	*6.3%*	*6.3%*
Selling and Administrative Expenses	$ 18.1	$ 17.7	$ 18.4	$ 23.8	$ 23.2	$ 15.1	$ 16.1	$ 16.4	$ 15.7	$ 17.5
Stock-Based Compensation Expense	(0.6)	(0.4)	(0.4)	(0.4)	(0.2)	(0.4)	(0.3)	(0.4)	(0.3)	(0.2)
Intangibles Amortization Expense	(7.2)	(7.7)	(7.7)	(8.0)	(7.6)	(2.8)	(2.8)	(2.9)	(2.7)	(3.1)
Production Transfers Costs	-	-	-	-	-	-	-	-	-	(0.7)
Other	-	-	-	-	-	-	-	-	-	-
Non-GAAP Selling and Administrative Expenses	$ 10.3	$ 9.6	$ 10.3	$ 15.4	$ 15.4	$ 11.9	$ 13.0	$ 13.1	$ 12.7	$ 13.5
Non-GAAP Selling and Administrative Expenses as % of Revenues	*7.6%*	*5.6%*	*5.6%*	*9.2%*	*9.4%*	*11.5%*	*11.3%*	*11.1%*	*11.1%*	*12.3%*
Operating Expenses	$ 31.2	$ 32.7	$ 33.6	$ 42.8	$ 35.5	$ 21.9	$ 22.9	$ 23.3	$ 22.7	$ 24.6
Stock-Based Compensation Expense	(0.7)	(0.3)	(0.6)	(0.5)	(0.2)	(0.5)	(0.3)	(0.4)	(0.4)	(0.2)
Intangibles Amortization Expense	(7.2)	(7.7)	(7.7)	(8.0)	(7.6)	(2.8)	(2.8)	(2.9)	(2.7)	(3.1)
Restructuring Charges	(0.3)	(0.7)	(1.1)	(4.6)	-	-	-	-	0.3	(0.2)
Production Transfers Costs	-	-	-	-	-	-	-	-	-	(0.7)
Other	-	-	-	-	-	-	-	-	-	-
Non-GAAP Operating Expenses	$ 23.0	$ 24.0	$ 24.2	$ 29.7	$ 27.7	$ 18.6	$ 19.8	$ 20.0	$ 19.9	$ 20.4
Non-GAAP Operating Expenses as % of Revenues	*17.1%*	*14.0%*	*13.3%*	*17.8%*	*16.9%*	*17.9%*	*17.2%*	*16.9%*	*17.4%*	*18.6%*
Operating (Loss) Earnings	$ (12.0)	$ (10.5)	$ (23.0)	$ (47.6)	$ 6.4	$ 12.8	$ 18.7	$ 18.3	$ 15.8	$ 16.7
Other Expense (Income), net	-	1.7	(1.3)	(0.1)	(0.4)	0.1	0.2	(2.2)	1.0	1.0
(Loss) Earnings Before Interest and Income Taxes	(12.0)	(12.2)	(21.7)	(47.5)	6.8	12.7	18.5	20.5	14.8	15.7
Stock-Based Compensation Expense	0.7	0.3	0.6	0.5	0.2	0.6	0.5	0.5	0.5	0.2
Intangibles Amortization Expense	7.2	7.7	7.7	8.0	7.6	2.8	2.8	2.9	2.7	3.1
Fixed Asset and Related Inventory Charges	-	(1.0)	13.9	25.8	0.8	-	-	-	-	-
Restructuring Charges	0.4	1.3	2.6	18.1	-	(0.7)	1.6	3.2	2.6	0.2
Production Transfers Costs	2.4	2.9	5.4	2.4	1.7	3.0	2.3	3.0	3.4	4.1
Other	-	-	15.0	-	-	-	-	-	-	-
Adjusted (Loss) Earnings Before Interest and Income Taxes	$ (1.3)	$ (1.0)	$ 23.5	$ 7.3	$ 17.1	$ 18.4	$ 25.7	$ 30.1	$ 24.0	$ 23.3
Adjusted (Loss) Earnings Before Interest and Income Taxes as % of Revenues	*-1.0%*	*-0.6%*	*12.9%*	*4.4%*	*10.4%*	*17.7%*	*22.3%*	*25.4%*	*21.0%*	*21.3%*

knowles

8

Reconciliation of Segment EBIT to Consolidated Net Earnings 9 (in $ millions) March 31, 2015 December 31, 2014 September 30, 2014 June 30, 2014 March 31, 2014 (Loss) earnings before interest and income taxes Mobile Consumer Electronics (12.0)$ (12.2)$ (21.7)$ (47.5)$ 6.8$ Specialty Components 12.7 18.5 20.5 14.8 15.7 Total segments 0.7 6.3 (1.2) (32.7) 22.5 Corporate expense / other 10.6 7.5 12.9 11.3 11.7 Interest expense, net 2.4 2.1 2.0 1.8 0.7 (Loss) earnings before income taxes (12.3) (3.3) (16.1) (45.8) 10.1 Provision for (benefit from) income taxes 3.5 (2.2) (1.5) 33.1 2.5 Net (loss) earnings (15.8)$ (1.1)$ (14.6)$ (78.9)$ 7.6$ Quarter Ended